Exhibit 10.3

AGREEMENT COVERING NONQUALIFIED STOCK OPTION AWARDS

TO OUTSIDE DIRECTORS IN LIEU OF CASH-BASED RETIREMENT BENEFITS

(Under the Lydall 2003 Stock Incentive Compensation Plan)

THIS AGREEMENT is made and entered into as of the                          by and between LYDALL, INC., a Delaware corporation, with its principal office in Manchester, Connecticut (hereinafter called the “Company”), and                                         , an outside member of Lydall, Inc.’s Board of Directors (hereinafter called the “Optionee”), under the provisions of the Lydall 2003 Stock Incentive Compensation Plan (hereinafter called the “Plan”).

1. GRANT OF NONQUALIFIED STOCK OPTION. Subject to the terms and conditions set forth herein, the Company grants to the Optionee, effective the day and year first above written (hereinafter called the “date of grant”), the following nonqualified stock option, in lieu of cash-based retirement benefits, exercisable in three annual installments commencing as of the first anniversary of the date of grant and shall be exercisable until the earlier of ten (10) years from the date of grant or the expiration of the three (3) year period provided under Section 7, paragraph (d), of the Plan.

(a) the right and nonqualified stock option (hereinafter called the “option”) to purchase from the Company from time to time, up to but not exceeding in the aggregate 325 shares of the Common Stock of the Company to be issued upon the exercise hereof, fully paid and nonassessable.

The option is subject to the restriction that it be exercised as set forth in Section 4 of this Agreement, and to other terms and conditions as set forth in Section 5 of this Agreement.

2. TYPE OF OPTION. The option is a nonqualified stock option which does not qualify for incentive stock option treatment under Section 422A of the Internal Revenue Code of 1986, as amended.

3. OPTION PRICE. The purchase price of each share subject to the option shall be $           being 100 percent of the fair market value of the shares subject to the option on the date of grant.

4. MANNER OF EXERCISE OF OPTION. The option shall be exercised by delivering to the Vice President, General Counsel and Secretary of the Company from time to time a signed statement of exercise specifying (a) the election to exercise the “Nonqualified Stock Option”, (b) the number of shares elected to be purchased, and (c) the date on which the signed statement of exercise is delivered to the Company’s Vice President, General Counsel and Secretary. Such notice shall be accompanied by:

(i) a cash payment equal to the aggregate exercise price;

(ii) Mature Shares having a Fair Market Value equal to the aggregate exercise price;

(iii) an election to make a cashless exercise through a registered broker-dealer; and/or

(iv) any other form of payment which is acceptable to the Committee.

Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

Payments in the form of Mature Shares shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. Such payments shall be made by physical delivery of stock certificates in negotiable form (or, in the discretion of the Committee, by electronic delivery in any manner acceptable to the Committee) that is effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

Payments in the form of a cashless exercise shall be made by authorizing a third-party broker-dealer to sell all or a portion of the shares of Common Stock acquired upon exercise of the Option, and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate exercise price and any applicable tax withholding resulting from such exercise. Unless otherwise determined by the Committee at or after the time of grant, the Company shall not issue any shares of Common Stock acquired upon the cashless exercise of an Option until the Holder or the third-party broker-dealer shall deliver (or cause to be delivered) to the Company the aggregate exercise price and any applicable tax withholding amount. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

5. ADDITIONAL TERMS AND CONDITIONS.

(a) Period of Option. The option shall have a term of ten (10) years from the date on which it is granted; provided that the option, or the unexercised portions thereof, shall terminate three (3) years from the date on which the Optionee ceases to be a Director of the Company as provided under Section 7, paragraph (d), of the Plan.

(b) Exercise of Option and Limitations Thereon. The option shall be exercised in the manner set forth in Section 4 of this Agreement.

The option shall be exercisable subject to the following limitations:

(i) no shares may be purchased prior to April 22, 2005;

(ii) on or after April 22, 2005, one-third of the total awarded, or 108 shares, may be purchased;

(iii) on or after April 22, 2006, two-thirds of the total awarded, or 216 shares, may be purchased;

(iv) on or after April 22, 2007, the total awarded, or 325 shares, may be purchased;

(v) no shares may be purchased pursuant to such option after April 21, 2014.

Any obligation of the Company to issue the shares as to which the option is being exercised shall be conditioned upon the Company’s ability at nominal expense to issue such shares in compliance with all-applicable statutes, rules or regulations of any governmental authority. The Company may secure from the Optionee any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

The Company shall not be required to deliver any certificate upon the exercise of the option until the Company has been furnished with such representation or opinion or other document as it may reasonably deem necessary to insure compliance with any rule or regulation of the New York Stock Exchange, or the Securities and Exchange Commission, or any law, rule, or regulation of any other governmental authority having jurisdiction over the Company or the shares to be issued under the Plan.

If at any time the Company’s Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercisable in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

(c) Nontransferability. The option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the option shall be exercisable, during his or her lifetime, only by him or her.

6. TERMINATION OF OPTION. If the Optionee shall no longer be a Director of the Company, his or her directorship being terminated for any reason whatsoever, all outstanding Nonqualified options granted under Section 7 of the 2003 Stock Incentive Compensation Plan shall continue to vest and be exercisable in whole or in part for a period of three (3) years from the date on which the Optionee ceases to be a Director of the Company or upon the expiration of the term of the option, whichever shall first occur. In no event may the Optionee exercise an option after he or she ceases to be a Director of the Company except to the extent the Optionee would have been entitled to exercise his or her option at the time he or she ceased to be a Director of the Company provided, however, that if Optionee’s termination from the Board of Directors results for cause or from willful acts, or failure to act, deemed detrimental to the Company, the option shall terminate upon termination from the Board.

7. COMPLIANCE WITH LAWS. Notwithstanding any of the provisions hereof, the Optionee agrees for him or herself and his or her legal representatives, legatees and distributees that the option shall not be exercisable by him or her or them, and that the Company shall not be obligated to issue any shares hereunder, if the exercise of said option or the issuance of such shares shall constitute a violation by the option holder or the Company of any provision of any law or regulation or any governmental authority.

8. NOTICES. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications to the Company shall be mailed to or delivered to its Vice President, General Counsel and Secretary at One Colonial Road, P. O. Box 151, Manchester, Connecticut, 06045-0151, and all notices by the Company to the Optionee may be given to the Optionee personally or may be mailed to him or her at the last address designated for the Optionee on the records of the Company.

9. ADMINISTRATION AND INTERPRETATION. The administration of this Agreement shall be subject to such rules and regulations as the Committee, as defined in the Plan, deems necessary or advisable for the administration of the Plan. The determination or the interpretation and construction of any provision of this Agreement by the Committee shall be final and conclusive upon all concerned, unless otherwise determined by the Board of Directors of the Company. The Agreement shall at all times be interpreted and applied in a manner consistent with the provisions of the Plan, and in the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control, the terms of the Plan being incorporated herein by reference.

10. EFFECT OF OTHER AGREEMENTS. Notwithstanding any of the provisions hereof, this option shall be subject to the terms of any agreement or instrument contractually binding upon the Company and affecting the terms of this option which is entered into before the date of grant.

IN WITNESS WHEREOF, LYDALL, INC. has caused these presents to be executed in its corporate name and its corporate seal to be hereunto affixed, and the Optionee has signed on his or her own behalf as of the day and year first above written.

LYDALL, INC.

By:
President & Chief Executive Officer

Optionee

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